     Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-30647, 033-55327, Form S-4 No. 333-79321, and Form S-3 No 333-46067) of MasTec, Inc. of our reports dated March 31, 2005 relating to the consolidated financial statements and the effectiveness of MasTec, Inc.’s internal control over financial reporting for the year ended December 31, 2004, which appear in this Form 10-K/A.

/s/ BDO Seidman LLP
Miami, Florida
July 29, 2005